UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 12, 2021 (May 6, 2021) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)On May 6, 2021, Mr. David F. Slayton resigned from the board of directors (the “Board”) of Sonic Foundry, Inc. (the “Company”), effective on that date. Mr. Slayton resigned both as a director of the Company and as a member of the Audit Committee. Additionally, On May 11, 2021, Mr. Gary R. Weis resigned from the Board, effective April 30, 2021. Neither Messrs. Slayton or Weis advised the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

(d) On May 12, 2021, the Board appointed Messrs. Taha Jangda and William St. Lawrence to serve as members of the Company’s Board of Directors, who will serve until the annual stockholders meeting expected to be held June 24, 2021. Effective the same date the Board approved a resolution appoint Mr. Jangda to the Company’s Audit Committee. The appointments fill vacancies created by the retirement of Messrs. Slayton and Weis. The Board has determined that both Messrs. Jangda and St. Lawrence meet the independence standards adopted by the Board in compliance with NASDAQ corporate governance listing standards and Item 407(a) of Regulation S-K. As a consequence of these appointments, Sonic Foundry will now have four independent directors on the Board.

Mr. Jangda is the General Partner of Healthx Ventures, a digital healthcare-focused early-stage fund since December 2016, a member of the board of directors of Orbita, Inc. since 2018 as well as serving in numerous board observer and advisory roles. Prior to his current roles, Mr. Jangda served from February 2015 to September 2017, as one of the founding team members and Strategic Advisor of TMC Innovation Institute, an accelerator program to develop medical device and digital heath startups. From September 2015 to December 2016 he served as the Chief Evangelist of Redox, a healthcare industry software company and from August 2014 to October 2015 Mr. Jangda was the Director of Commercialization for Admetsys, a developer of real-time diagnostic platform and closed-loop artificial pancreas. Mr. Jangda has a BS ins Psychology from Texas A&M University.

Mr. St. Lawrence has served as the General Counsel / VP of Business Development at BioDental Sciences, Inc, a dental technology and services company since August 2019. Prior to joining BioDental Sciences, Inc., Mr. St. Lawrence served from February 2017 to August 2019, as the General Counsel and then interim CEO at Northern Power Systems (TSX), a VT-based renewable energy company. From September 2012 to December 2020 Mr. St. Lawrence was General Counsel and Chief Administrative Officer / Advisor for Northeast Wireless Networks, a wholesale shared access cellular networks company acquired by AT&T in September 2018. Mr. St. Lawrence has a B.A. in History from Hobart and William Smith Colleges and a J.D. from the University of Maine School of Law.

There was no arrangement or understanding between Messrs. Jangda or St. Lawrence, on the one hand, and any other person, on the other hand, pursuant to which Messrs. Jangda and St. Lawrence were selected as directors. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which either Mr. Jangda or Mr. St. Lawrence had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. As an element of the compensation that the Company provides to all new non-employee directors, Messrs. Jangda and St. Lawrence will each be receiving, upon appointment to the Board, non-qualified options to purchase 2,000 shares of the Company’s common stock.

A copy of the Company’s press release dated May 12, 2021 is being furnished as Exhibit 99.1 to this current report on Form 8-K and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

99.1	Press release of Sonic Foundry, Inc., dated May 12, 2021

EXHIBIT LIST

NUMBER                             DESCRIPTION

99.1	Press release of Sonic Foundry, Inc., dated May 12, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.

(Registrant)

May 12, 2021	By:	/s/ Joe Mozden, Jr.
Joe Mozden, Jr. Chief Executive Officer